UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2016

SPIRAL TOYS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-178738	27-3388068
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

30077 Agoura Court, Suite 230, Agoura Hills, CA 91301

(Address of Principal Executive Office) (Zip Code)

(844) 681-7627

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws

Bylaws

On April 4, 2016 the Registrant’s Board of Directors amended the Registrant’s Bylaws by eliminating the third paragraph of Article I Section 11, relating to action by the shareholders without a meeting, and replacing it with the following text:

Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by shareholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

Articles of Incorporation

On April 6, 2016 the Registrant filed a Certificate of Amendment to its Articles of Incorporation which increased the number of authorized shares of common stock from 74,000,000 to 149,000,000.

Item 9.01 Financial Statements and Exhibits

Exhibits

3-a	Certificate of Amendment to Articles of Incorporation of Spiral Toys Inc., filed on April 6, 2016.

3-b	Amended and Restated Bylaws of Spiral Toys Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

April 7, 2016	Spiral Toys Inc.

	By:	/s/ Mark Meyers
Mark Meyers, Chief Executive Officer